SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 10, 2008
 (Date of earliest event reported) December 9, 2008

CITY LOAN, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-50561	20-2675930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3431 Cherry Avenue, Long Beach, CA 90807
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 398-6657

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Dismissal of Jaspers + Hall PC

On October 21, 2008, the Public Company Accounting Oversight Board (the “PCAOB”) issued Release No. 105-2008-02 (the “Release”) pursuant to which the PCAOB revoked the registration of City Loan, Inc.’s (the “Company”) independent auditors, Jaspers + Hall, PC (“Jaspers”).

On December 4, 2008, the Company determined that would be in its best interests to change its independent registered public accounting firm and, in connection therewith, dismissed Jaspers. Effective December 9, 2008, the Company engaged Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) as its new independent registered public accounting firm. The Company’s Board of Directors approved the dismissal of Jaspers and the appointment of Squar Milner as the new independent registered public accounting firm.

Jaspers was the independent registered public accounting firm for the Company from July 23, 2008 until December 9, 2008. None of Jaspers’ reports on the Company’s financial statements from July 23, 2008 until December 9, 2008, (a) contained an adverse opinion or disclaimer of opinion, (b) was modified as to uncertainty, audit scope, or accounting principles, or (c) contained any disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Jaspers, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv) of Regulation S-K occurred during the period in which Jaspers served as the Company’s independent registered public accounting firm.

However, the report of Bagell, Josephs, Levine & Company, LLC (“Bagell”), the Company’s independent registered public accounting firm prior to Jaspers, dated March 27, 2008, on the Company’s consolidated financial statements as of and for the year ended December 31, 2007 contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company had suffered recurring losses and negative working capital, had experienced negative cash flows from operating activities and also due to uncertainty with respect to its ability to meet short-term cash requirements. It is important to note that this report of Bagell specifically related to the operations of Enigma Software, Inc., the Company’s operating business prior to its previously disclosed restructuring plan and did not relate to the operations of City Loan, Inc.

The Company has provided Jaspers with a copy of this disclosure and has requested that Jaspers furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from Jaspers addressed to the Securities and Exchange Commission dated December 9, 2008 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Engagement of Squar, Milner, Peterson, Miranda & Williamson, LLP

On December 4, 2008, the Board of Directors of the Company approved the engagement of Squar Milner to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2008. The decision to change the Company’s principal independent accountants was the result of the Board of Directors’ determination that it was in the best interests of the Company.

Prior to December 9, 2008, the date that Squar Milner was retained as the principal independent accountants of the Company:

(1) The Company did not consult Squar Milner regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements;

(2) Neither a written report nor oral advice was provided to the Company by Squar Milner that they concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3) The Company did not consult Squar Milner regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-X and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-X

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are provided as part of this Report.

Exhibit Number	Exhibit
16.1	Letter from Jaspers + Hall, PC, dated December 9, 2008 regarding change in independent registered public accounting

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

City Loan, Inc.

Date: December 10, 2008	By:	/s/ William Atkinson
William Atkinson
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
16.1*	Letter from Jaspers + Hall, PC, dated December 9, 2008 regarding change in independent registered public accounting